Exhibit 10.1

EIGHTH AMENDMENT TO THIRD AMENDED
AND RESTATED CREDIT AGREEMENT
THIS EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Eighth Amendment to Third Amended and Restated Credit Agreement," or this "Amendment") is entered into effective as of June 3, 2015, among VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company ("Borrower"), and CITIBANK, N.A., as Administrative Agent and L/C Issuer (the "Administrative Agent"), and the financial institutions party hereto (the "Lenders").
R E C I T A L S
A.    Borrower, the financial institutions signing as Lenders and Administrative Agent are parties to a Third Amended and Restated Credit Agreement dated as of September 30, 2011, and as amended by a First Amendment to Third Amended and Restated Credit Agreement dated as of November 30, 2011, and as amended by a Second Amendment to Third Amended and Restated Credit Agreement dated as of June 29, 2012, and as amended by a Third Amendment to Third Amended and Restated Credit Agreement dated as of December 31, 2012, and as amended by a Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 16, 2013, and as amended by a Fifth Amendment to Third Amended and Restated Credit Agreement dated as of November 5, 2013, and as amended by a Sixth Amendment to Third Amended and Restated Credit Agreement dated as of April 30, 2014, and as amended by a Seventh Amendment to Third Amended and Restated Credit Agreement dated as of October 30, 2014 (collectively, the "Original Credit Agreement").
B.    Borrower has requested certain amendments to the Original Credit Agreement as set forth herein. Accordingly, the parties desire to amend the Original Credit Agreement as hereinafter provided.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Same Terms. All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the "Agreement" shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the "Loan Documents" shall mean the Loan Documents, as amended by this Amendment or the Modification Papers, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:
"Effective Date" means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing by the Administrative Agent).
"Modification Papers" means this Amendment, the Guaranty/Debtor Confirmation Letters, the Officer's Certificates, the Legal Opinions, the No Material Adverse Change Certificate and each of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

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2.    Conditions Precedent. The obligations, agreements and waivers of Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions:
A.    Eighth Amendment to Third Amended and Restated Credit Agreement. This Amendment shall be executed and delivered by each of the parties hereto.
B.    Guaranty/Debtor Confirmation Letters. Each Guarantor shall have executed a letter in favor of Administrative Agent (each a "Guaranty/Debtor Confirmation Letter") confirming that the Security Instruments previously executed by it remain in full force and effect to secure the Obligations, as increased by this Amendment.
C.    Consent Fee. Administrative Agent shall have received for the account of each Lender, a consent fee in amount equal to 0.125% times the amount of each such Lender's new Commitment as reflected on Annex I to this Amendment.
D.    Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.
E.    Representations and Warranties. Administrative Agent shall have received a certificate (the "No Material Adverse Change Certificate") to the effect that all representations and warranties contained herein or in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.
F.    No Event of Default. No Event of Default exists or will exist as a result of the execution of this Amendment.
3.    Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be amended as follows:
(a)    Section 1.02 of the Original Credit Agreement shall be amended by adding the following definitions in appropriate alphabetical order:
"'Anti-Corruption Laws' means all state or federal laws, rules, and regulations applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA.
'FCPA' means the Foreign Corrupt Practices Act of 1977, as amended.
'Future Acquisition Properties' has the meaning specified in Section 2.10(c).
'OFAC' means the Office of Foreign Assets Control of the United States Department of the Treasury.
'Sanctions' means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those

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administered by OFAC, the U.S. Department of the Treasury or the U.S. Department of State.
'Sanctioned Country' means, at any time, a country or territory which is itself the subject or target of any Sanctions (including, at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
'Sanctioned Person' means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b)."
(b)    The following definitions in Section 1.02 of the Original Credit Agreement shall be amended to read in their respective entireties as follows:
"'Federal Funds Effective Rate' means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
'LIBO Rate' means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, provided that, if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, provided that, if the LIBO Rate shall be less than zero as so determined, such rate shall be deemed to be zero for the purposes of this Agreement."
(c)    Section 2.10(c) of the Original Credit Agreement shall be amended to read in its entirety as follows:

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"(c)    Mortgage of Acquired Properties. To the extent necessary such that Mortgaged Properties represent at least 80% of the Recognized Value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to the ownership by Acquiring Entity of the Oil and Gas Properties acquired pursuant to the Future Acquisition Documents (the "Future Acquisition Properties"), Acquiring Entity shall concurrently with the acquisition of such Future Acquisition Properties, execute and deliver oil and gas Mortgages covering the Future Acquisition Properties to the Administrative Agent for the ratable benefit of the Secured Parties. In connection therewith, the Administrative Agent shall have received evidence satisfactory to it that all Liens against such Future Acquisition Properties have been released or terminated and that arrangements satisfactory to the Administrative Agent have been made for recording and filing of such releases."
(d)    Section 2.10(d) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(d)    Title Assurances. To the extent necessary to comply with Section 8.13(a) after giving effect to the ownership by Borrower of the Future Acquisition Properties, the Acquiring Entity shall concurrently with the acquisition of such Future Acquisition Properties, deliver to the Administrative Agent title information and data acceptable to the Administrative Agent relating to title to the Mineral Interests in the Future Acquisition Properties. These title assurances shall include such post-closing title work as the Administrative Agent may request."
(e)    Section 3.05(c) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(c)    [Reserved]."
(f)    Section 7.21 of the Original Credit Agreement shall be amended by adding the following sentence at the end thereof:
"The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto."
(g)    Section 7.23 of the Original Credit Agreement shall be amended to read in its entirety as follows:
"Section 7.23.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and/or procedures designed to ensure compliance by the Borrower, the Parent and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, the Parent and the Subsidiaries and their respective officers

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and employees and, to the knowledge of the Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, the Parent and the Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower, Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions."
(h)    Section 8.09 of the Original Credit Agreement shall be amended to read in its entirety as follows:
"Section 8.09    Compliance with Laws. The Borrower will, and will cause the Parent and each Subsidiary to (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain in effect and enforce policies and/or procedures designed to ensure compliance by the Borrower, the Parent, the Subsidiaries and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions."
(i)    Section 8.13(a) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(a)    On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12 and at such other times as Agent shall request, the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the Recognized Value of the Oil and Gas Properties evaluated by such Reserve Report."
(j)    Section 9.01(a) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(a)    Consolidated Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter, permit the Consolidated Leverage Ratio to be greater than the ratio listed below corresponding to the period during which such fiscal quarter ends:

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Period during which Fiscal Quarter Ends	Maximum Consolidated Leverage Ratio
June 30, 2015 through December 31, 2015	5.50 to 1.00
March 31, 2016 through December 31, 2016	5.25 to 1.00
March 31, 2017 and thereafter	4.50 to 1.00"

(k)    Section 9.04(e) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(e)    so long as (i) no Default has occurred and is continuing or would result from the making of such Restricted Payment, and (ii) there exists no Borrowing Base Deficiency, the Borrower may make Restricted Payments to the Parent, provided that, any such Restricted Payments made by Borrower that are intended to be used by the Parent to repurchase its Equity Interests may only be made (x) in an aggregate amount of $50,000,000 for all such Restricted Payments in any period of twelve consecutive months, and (y) so long as both immediately before and after such repurchase of its Equity Interests, the amount of Available Funds is not less than 10% of the Aggregate Commitments."
(l)    Section 9.12(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:
"(b) farmouts of undeveloped acreage and assignments in connection with such farmouts and reassignments of Oil and Gas Property to a farmor upon expiration or termination of a farmout;"
(m)    Annex I of the Original Credit Agreement shall be replaced in its entirety with Annex I attached hereto.
4.    New Borrowing Base. As of the Effective Date, the Borrowing Base is hereby decreased from $2,000,000,000 to $1,600,000,000. As of the date (the "LRR Acquisition Date") upon which Borrower consummates the acquisition of LRR Energy, L.P. and LRE GP, LLC pursuant to documentation acceptable to Administrative Agent and complies with the terms of the Credit Agreement in connection therewith, including without limitation the requirements of Section 8.14, provided that the LRR Acquisition Date has occurred on or prior to the first Scheduled Redetermination Date occurring after the Effective Date, the then-existing Borrowing Base shall be increased by $200,000,000, the Administrative Agent shall notify the Lenders of the occurrence of the LRR Acquisition Date and the increased Borrowing Base pursuant to a New Borrowing Base Notice, and Annex I shall be amended and restated in accordance with the New Borrowing Base Notice. The Borrowing Base as modified will remain in effect until the next Scheduled Redetermination Date, unless otherwise adjusted pursuant to the provisions of Section 2.07 of the Original Credit Agreement.
5.    Certain Representations. Borrower represents and warrants that, as of the Effective Date: (a) Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their

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terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof. In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to materiality shall be true and correct in all respects) on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that any representation or warranty that is qualified as to materiality shall be true and correct in all respects) as of such earlier date; and (c) the Borrower hereby certifies to the Administrative Agent and the Lenders that the obligations of the Borrower set forth in the Original Credit Agreement, as modified by this Eighth Amendment, qualify as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). From and after the Effective Date of this Eighth Amendment, the Borrower shall indemnify the Administrative Agent, and hold it harmless from, any and all losses, claims, damages, liabilities and related interest, penalties and expenses, including, without limitation, Taxes and the fees, charges and disbursements of any counsel for any of the foregoing, arising in connection with the Administrative Agent’s treating, for purposes of determining withholding Taxes imposed under FATCA, the Credit Agreement as qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). The Borrower’s obligations hereunder shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations under the Credit Agreement.
6.    No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.
7.    Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto. Borrower, Administrative Agent, Issuing Bank and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Original Credit Agreement.
8.    Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.
9.    Confirmation of Security. Borrower hereby confirms and agrees that all of the Security Instruments which presently secure the Obligations shall continue to secure, in the same manner and to

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the same extent provided therein, the payment and performance of the Obligations as described in the Original Credit Agreement as modified by this Amendment.
10.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.
11.    Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Original Credit Agreement captioned "GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL" are incorporated herein by reference for all purposes.
12.    Entirety, Etc. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

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The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	VANGUARD NATURAL GAS, LLC

	By:	/s/ Richard A. Robert
Richard A. Robert
Executive Vice President and Chief Financial Officer

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ADMINISTRATIVE AGENT:    CITIBANK, N.A.
as Administrative Agent

By:     /s/ Jeff Ard
Jeff Ard
Vice President

LENDERS:    CITIBANK, N.A.

By:     /s/ Jeff Ard
Jeff Ard
Vice President

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LENDERS:    WELLS FARGO BANK, N.A.

By:     /s/ Matt Turner
Name:     Matt Turner
Title:     Vice President

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LENDERS:    ABN AMRO CAPITAL USA LLC

By:     /s/ Elizabeth Johnson
Name:     Elizabeth Johnson
Title:     Director

By:     /s/ Darrell Holley
Name:     Darrell Holley
Title:     Managing Director

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LENDERS:	BANK OF AMERICA, N.A.

By:     /s/ Michael Clayborne
Name:     Michael Clayborne
Title: Vice President

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LENDERS:    BANK OF MONTREAL

By:     /s/ Kevin Utsey
Name:     Kevin Utsey
Title:     Director

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LENDERS:    BARCLAYS BANK PLC

By:     /s/ Marguerite Sutton
Name:     Marguerite Sutton
Title:     Vice President

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LENDERS:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By:     /s/ Daria Mahoney
Name:     Daria Mahoney
Title:     Authorized Signatory

By:     /s/ William M. Reid
Name:     William M. Reid
Title:     Authorized Signatory

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LENDERS:    CREDIT AGRICOLE CORPORATE &
        INVESTMENT BANK

By:     /s/ Dennis Petito
Name:     Dennis Petito
Title:     Managing Director

By:     /s/ Nimisha Srivastav
Name:     Nimisha Srivastav
Title:     Director

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LENDERS:    CREDIT SUISSE AG

By:     /s/ Nupur Kumar
Name:     Nupur Kumar
Title:     Authorized Signatory

By:     /s/ Karim Rahimtoola
Name:     Karim Rahimtoola
Title:     Authorized Signatory

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LENDERS:    DEUTSCHE BANK AG NEW YORK BRANCH

By:     /s/ Michael Winters
Name:     Michael Winters
Title:     Vice President

By:     /s/ Michael Shannon
Name:     Michael Shannon
Title:     Vice President

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-11

LENDERS:    FIFTH THIRD BANK

By:     /s/ Justin Bellamy
Name:     Justin Bellamy
Title:     Director

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LENDERS:    ING CAPITAL LLC

By:     /s/ Juli Bieser
Name:     Juli Bieser
Title:     Managing Director

By:     /s/ Scott Lamoreaux
Name:     Scott Lamoreaux
Title:     Director

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-13

LENDERS:    JPMORGAN CHASE BANK, N.A.

By:     /s/ Traci Bankston
Name:     Traci Bankston
Title:     Authorized Officer

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-14

LENDERS:    NATIXIS, NEW YORK BRANCH

By:     /s/ Stuart Murray
Name:     Stuart Murray
Title:     Managing Director

By:     /s/ Vikram Nath
Name:     Vikram Nath
Title:     Vice President

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LENDERS:    PNC BANK NATIONAL ASSOCIATION

By:     /s/ Tom Byargeon
Name:     Tom Byargeon
Title:     Managing Director

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LENDERS:    ROYAL BANK OF CANADA

By:     /s/ Mark Lumpkin, Jr.
Name:     Mark Lumpkin, Jr.
Title:     Authorized Signatory

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LENDERS:	SUMITOMO MITSUI BANKING
CORPORATION

By:     /s/ James D. Weinstein
Name:     James D. Weinstein
Title:     Managing Director

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LENDERS:    THE BANK OF NOVA SCOTIA

By:     /s/ Alan Dawson
Name:     Alan Dawson
Title:     Director

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LENDERS:    CITIZENS BANK, N.A.

By:     /s/ Scott Donaldson
Name:     Scott Donaldson
Title:     Senior Vice President

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LENDERS:    U.S. BANK NATIONAL ASSOCIATION

By:     /s/ John C. Lozano
Name:     John C. Lozano
Title:     Vice President

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LENDERS:    UBS AG, STAMFORD BRANCH

By:     /s/ Denise Bushee
Name:     Denise Bushee
Title:     Associate Director

By:     /s/ Houssem Daly
Name:     Houssem Daly
Title:     Associate Director

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-22

LENDERS:    BRANCH BANKING AND TRUST COMPANY

By:     /s/ James Giordano
Name:     James Giordano
Title:     Vice President

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-23

LENDERS:    CAPITAL ONE, NATIONAL ASSOCIATION

By:     /s/ Nancy Mak
Name:     Nancy Mak
Title:     Senior Vice President

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LENDERS:    COMERICA BANK

By:     /s/ Jeffery Treadway
Name:     Jeffery Treadway
Title:     Senior Vice President

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-25

LENDERS:    COMMONWEALTH BANK OF AUSTRALIA

By:     /s/ Sanjay Remond
Name:     Sanjay Remond
Title:     Director

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-26

LENDERS:    MORGAN STANLEY BANK, N.A.

By:     /s/ John Durland
Name:     John Durland
Title:     Authorized Signatory

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-27

LENDERS:    ASSOCIATED BANK, N.A.

By:     /s/ Farhan Iqbal
Name:     Farhan Iqbal
Title:     Senior Vice President

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LENDERS:    AMEGY BANK NATIONAL ASSOCIATION

By:
Name:
Title:

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LENDERS:    WHITNEY BANK

By:     /s/ Liana Tchernysheva
Name:     Liana Tchernysheva
Title:     Senior Vice President

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-30

LENDERS:    THE HUNTINGTON NATIONAL BANK

By:     /s/ Christopher Renyi
Name:     Christopher Renyi
Title:     Vice President

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-31

LENDERS:    SUNTRUST BANK

By:     /s/ Chulley Bogle
Name:     Chulley Bogle
Title:     Vice President

EIGHTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT – S-32

ANNEX I

List of Commitments and Applicable Percentages as of Effective Date of
Eighth Amendment to Third Amended and Restated Credit Agreement

	Name of Lender	Applicable Percentage	Commitment
1	Citibank, N.A.	3.900%	$62,400,000.00
2	Wells Fargo Bank, N.A.	4.450%	$71,200,000.00
3	ABN AMRO Capital USA LLC	3.650%	$58,400,000.00
4	Bank of America, N.A.	3.650%	$58,400,000.00
5	Bank of Montreal	3.650%	$58,400,000.00
6	Barclays Bank PLC	3.650%	$58,400,000.00
7	Canadian Imperial Bank of Commerce, New York Branch	3.650%	$58,400,000.00
8	Credit Agricole Corporate & Investment Bank	3.650%	$58,400,000.00
9	Credit Suisse AG	3.650%	$58,400,000.00
10	Deutsche Bank AG New York Branch	3.650%	$58,400,000.00
11	Fifth Third Bank	3.650%	$58,400,000.00
12	ING Capital LLC	3.650%	$58,400,000.00
13	JPMorgan Chase Bank, N.A.	3.650%	$58,400,000.00
14	Natixis, New York Branch	3.650%	$58,400,000.00
15	PNC Bank National Association	3.650%	$58,400,000.00
16	Royal Bank of Canada	3.650%	$58,400,000.00
17	Sumitomo Mitsui Banking Corporation	3.650%	$58,400,000.00
18	The Bank of Nova Scotia	3.650%	$58,400,000.00
19	Citizens Bank, N.A.	3.650%	$58,400,000.00
20	U.S. Bank National Association	3.650%	$58,400,000.00
21	UBS AG, Stamford Branch	3.650%	$58,400,000.00
22	Branch Banking and Trust Company	2.750%	$44,000,000.00
23	Capital One, National Association	2.750%	$44,000,000.00
24	Comerica Bank	2.750%	$44,000,000.00
25	Commonwealth Bank of Australia	2.750%	$44,000,000.00
26	Morgan Stanley Bank, N.A.	2.750%	$44,000,000.00
27	Associated Bank, N.A.	2.150%	$34,400,000.00
28	Amegy Bank National Association	1.800%	$28,800,000.00
29	Whitney Bank	1.800%	$28,800,000.00
30	The Huntington National Bank	1.400%	$22,400,000.00
31	SunTrust Bank	1.400%	$22,400,000.00

	TOTAL	100.000%	$1,600,000,000.00

ANNEX I – Page Solo